                                                                     EXHIBIT 11
                                                                     Page 1 of 2


                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


PRIMARY EARNINGS PER SHARE CALCULATIONS


                                                   Three Months Ended
                                                        March 31,
                                                 ---------------------
                                                    1994        1993
                                                 ---------    --------
INCOME DATA:

  Income before cumulative effect of
    change in accounting principle               $  23,719    $ 19,395
  Preferred stock dividends                         (3,953)       -
                                                 ---------    --------

  Income before cumulative effect of
    change in accounting principle
    applicable to common shares                     19,766      19,395
  Cumulative effect of change in
    accounting principle                              -          2,665
                                                 ---------    --------

  Net income applicable to common
    shares                                       $  19,766    $ 22,060
                                                 =========    ========


COMMON AND COMMON EQUIVALENT SHARES:

  Weighted average common shares                    96,241     104,875
  Equivalent common shares from
    stock options                                      357         -
                                                  --------    --------

  Common and common equivalent shares               96,598     104,875
                                                  ========    ========


EARNINGS PER COMMON SHARE:

  Income before cumulative effect of
    change in accounting principle                $   0.20    $   0.18
  Cumulative effect of change in
    accounting principle                               -          0.02
                                                  --------    --------

  Net income per common and common
    equivalent shares                             $   0.20    $   0.20
                                                  ========    ========

                                                                     EXHIBIT 11
                                                                     Page 2 of 2


                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


FULLY DILUTED EARNINGS PER SHARE CALCULATIONS


                                                        Three Months Ended
                                                             March 31,
                                                      ----------------------
                                                         1994         1993
                                                      ---------     --------
INCOME DATA:

  Income before cumulative effect of change
    in accounting principle                           $  23,719     $ 19,395
  Cumulative effect of change in
    accounting principle                                   -           2,665
                                                      ---------     --------
  Net income applicable to common
    shares                                            $  23,719     $ 22,060
                                                      =========     ========


COMMON AND COMMON EQUIVALENT SHARES:

  Weighted average common shares                         96,241      104,875
  Equivalent common shares from
    stock options                                           357         -
  Equivalent common shares from
    conversion of preferred stock                         7,899         -
                                                      ---------     --------

  Common and common equivalent shares                   104,497      104,875
                                                      =========     ========


EARNINGS PER COMMON SHARE:

  Income before cumulative effect of change
    in accounting principle                           $    0.23     $   0.18
  Cumulative effect of change in
    accounting principle                                    -           0.02
                                                      ---------     --------
  Net income per common and common
    equivalent shares                                 $    0.23     $   0.20
                                                      =========     ========





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